Exhibit 4.1

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

1. THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of October 21, 2015 (the “Effective Date”) and is made by and among BOB EVANS FARMS, LLC, an Ohio limited liability company (the “Borrower”), the Guarantors party hereto, the Lenders (as defined in the Credit Agreement, defined herein), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as administrative agent (the “Administrative Agent”).

WITNESSETH:

2. WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of January 2, 2014, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of July 23, 2014 and Second Amendment to Amended and Restated Credit Agreement dated as of April 24, 2015 (as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”);

3. WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent wish to amend the Credit Agreement, as hereinafter provided, among other things, to reduce the aggregate Revolving Credit Commitments of the Lenders to $650,000,000.

4. NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

Recitals. The foregoing recitals are incorporated herein by reference.

Defined Terms. All terms used in this Amendment and not otherwise defined herein shall have the meaning given to them in the Credit Agreement, as amended hereby.

Amendments to Credit Agreement.

Restated Definitions. The definitions of “Consolidated EBITDA” and “Leverage Ratio” in Section 1.1 [Definitions] of the Credit Agreement are hereby amended and restated in their entirety as follows:

Consolidated EBITDA shall mean, as of the end of any fiscal quarter (i) the sum of net income, depreciation, amortization, all adjustments deducted in determining net income and reflected in the GAAP to Non-GAAP Reconciliation of Operating Income disclosed in the Parent’s earnings releases for such periods (provided cash charges shall not exceed $10,000,000 in any trailing twelve month period), other non-cash charges to net income, interest expense, income and franchise (or similar) Tax expense, minus (ii) non-cash credits to net income, in each case of the Parent and its Subsidiaries determined and consolidated in accordance with GAAP for the four (4) fiscal quarters then ending; provided, that notwithstanding any provision in the foregoing definition, all non-cash charges (with no dollar limitation ) to net income will be added back to net income when accrued, regardless of whether any such non-cash charge is expected to result in any future cash payment but, to the extent any such non-cash charge determined pursuant to the foregoing definition results in any future cash payment (a) in excess of an aggregate amount of $10,000,000 in any trailing twelve (12) month period (excluding any payment relating to the Wage and Labor Dispute) or (b) in the case of the Wage and Labor Dispute in excess of an aggregate amount of $16,500,000, Consolidated EBITDA will be reduced by the amount of such excess at such future time.

Leverage Ratio shall mean, as of the end of any fiscal quarter, the ratio of (A) the sum of (i) consolidated Indebtedness on such date and (ii) six hundred percent (600%) of Rental Expense for the four (4) fiscal quarters than ending, in each case of the Parent and its Subsidiaries, determined and consolidated in accordance with GAAP, to (B) the sum of (i) Consolidated EBITDA and (ii) Rental Expense for the four (4) fiscal quarters then ending.

New Definitions. Section 1.1 [Definitions] of the Credit Agreement is hereby amended to insert the following new definitions, in alphabetical order:

Rental Expense shall mean the rental expense of the Parent and its Subsidiaries relating to real property, determined and consolidated in accordance with GAAP, but expressly excluding contingent rent, percentage or performance-based rent and non-cash rent expense, if any.

Wage and Labor Dispute shall mean those matters raised and subject to the settlement involving the Thorn v. Bob Evans Farms, Inc., Civil Action 2:12-cv-768 (S.D. Ohio) (“Snodgrass Litigation”), Utterback v. Bob Evans Farms, Case No. CV14826909 (Court of Common Pleas of Cuyahoga County, Ohio), Mackin v. Bob Evans Farms, Case No. 2:14-cv-450 (S.D. Ohio) lawsuits; whereby the claims of assistant managers employed by Bob Evans Farms LLC (dba Bob Evans Restaurants) are resolved except individuals formerly employed in the assistant manager position who had received notice of the Snodgrass Litigation and chose not to opt into that lawsuit.

Clause (vii) of Section 8.2.1 [Indebtedness] of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

5. (vii) Indebtedness of the Parent or any of its Subsidiaries incurred in connection with Sale and Leaseback Transactions of assets with a value not in excess of $300,000,000 in the aggregate;

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Clause (v) of Section 8.2.5 [Restricted Payments] of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

6. (v) so long as no Potential Default or Event of Default has occurred and is continuing, the Parent may (i) repurchase fractional shares of common stock of the Parent and (ii) repurchase shares of common stock of the Parent for cash, so long as the Parent would be in pro forma compliance, and shall demonstrate such pro forma compliance, with the financial covenants set forth in Section 8.2.15 [Financial Covenants] after giving effect thereto and, in addition, for any share repurchases completed prior to January 27, 2017, the Parent must demonstrate that on a pro forma basis after giving effect to such repurchase, the Leverage Ratio does not exceed 4.00 to 1.00.

Section 8.2.14 [Sale and Leaseback Transactions] of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

7. 8.2.14 Sale and Leaseback Transactions. The Loan Parties shall not, and shall not permit any Subsidiary of any Loan Party to, enter into any one or more Sale and Leaseback Transactions of assets with a value in excess of $300,000,000 in the aggregate.

Section 9.1.7 [Loan Document Unenforceable] of the Loan Agreement is hereby amended by inserting “by a Loan Party” immediately following the words “shall in any way be challenged or contested.”

Schedule 1.1(B) [Commitments of Lenders and Addresses for Notices] to the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto.

Exhibit 8.3.3 [Quarterly Compliance Certificate] to the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto.

Conditions Precedent. The effectiveness of this Amendment is subject to the receipt by the Administrative Agent on behalf of the Lenders of the following, in form and substance satisfactory to the Administrative Agent on or before the Execution Date (as herein defined); provided, that, subject to the foregoing, this Amendment shall be effective as of the Effective Date set forth above.

Counterparts. The Administrative Agent shall have received from the Borrower, the Guarantors and the Required Lenders an executed counterpart original of this Amendment.

Legal Details. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Administrative Agent.

Payment of Fees.

The Borrower unconditionally agrees to pay to (A) the Administrative Agent, for the benefit of the Lenders which have executed and delivered this Amendment to the Administrative Agent on or before 5:00 pm (Pittsburgh, PA time) on October 20, 2015 (the “Execution Date”) in accordance with their Ratable Shares, an amendment fee in the amount of 10.0 basis points of each such Lender’s Revolving Credit Commitment as in

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effect on the Execution Date and (B) PNC Capital Markets LLC the structuring and arrangement fee set forth in the Engagement and Fee Letter dated September 17, 2015 among PNC Capital Markets LLC, the Administrative Agent and the Borrower.

The Borrower unconditionally agrees to pay and reimburse the Administrative Agent and hold the Administrative Agent harmless against liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including, without limitation, reasonable expenses of counsel, incurred by the Administrative Agent in connection with the development, preparation and execution of this Amendment and all other documents or instruments to be delivered in connection herewith.

Representations and Warranties of the Loan Parties. Each Loan Party covenants and agrees with and represents and warrants to the Administrative Agent and the Lenders as follows:

such Loan Party possesses all of the powers requisite for it to enter into and carry out the transactions of such Loan Party referred to herein and to execute, enter into and perform the terms and conditions of this Amendment and any other documents contemplated herein that are to be performed by such Loan Party; and that any and all actions required or necessary pursuant to such Loan Party’s organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by such Loan Party of the terms and conditions of this Amendment and said other documents, and that such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable Law or any agreement, instrument, order, writ, judgment, injunction or decree to which such Loan Party is a party or by which such Loan Party or any of its properties are bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by such Loan Party of the terms and conditions of this Amendment, the said other documents and the transactions contemplated hereby have been obtained by such Loan Party and are in full force and effect;

this Amendment and any other documents contemplated herein constitute the valid and legally binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;

all representations and warranties made by such Loan Party in the Loan Documents are true and correct in all respects as of the date hereof (except to the extent any representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on such earlier date), with the same force and effect as if all such representations and warranties were fully set forth herein and made as of the date hereof and such Loan Party has complied with all covenants and undertakings in the Loan Documents; and

(i) no Event of Default has occurred and is continuing under the Loan Documents; and (ii) and there exist no defenses, offsets, counterclaims or other claims with respect to the obligations and liabilities of such Loan Party under the Credit Agreement or any of the other Loan Documents.

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Reaffirmation; References to Credit Agreement. Each Loan Party reconfirms, restates and ratifies the Credit Agreement, the Guaranty Agreement and all other Loan Documents executed by such Loan Party in connection therewith, except to the extent the Credit Agreement, the Guaranty Agreement and any such Loan Document are expressly modified by this Amendment, and the Loan Parties confirm that the Credit Agreement, the Guaranty Agreement and all other Loan Documents have remained in full force and effect since the date of their execution. The parties hereby agree the execution and delivery of this Amendment is not intended to and shall not cause or result in a novation with regard to the existing indebtedness of the Borrower to the Administrative Agent or any Lender, which indebtedness shall continue without interruption and has not been discharged.

Successors and Assigns. This Amendment shall apply to and be binding upon, and shall inure to the benefit of, each of the other parties hereto and their respective successors and assigns permitted under the Credit Agreement. Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person or entity other than the parties hereto a legal or equitable right, remedy or claim under or with respect to this Amendment or any Loan Documents, it being the intention of the parties hereto that this Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the parties hereto.

Severability. If any one or more of the provisions contained in this Amendment or the Loan Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Amendment or the Loan Documents shall not in any way be affected or impaired thereby, and this Amendment shall otherwise remain in full force and effect.

Governing Law. This Amendment shall be deemed to be a contract under the Laws of the State of Ohio and shall, for all purposes be governed by and construed in accordance with the Laws of the State of Ohio.

Counterparts; Facsimile or Electronic Signatures. This Amendment may be executed in any number of counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Delivery of executed signature pages hereof by facsimile or other electronic method of transmission (such as “pdf”) from one party to another shall constitute effective and binding execution and delivery thereof by such party. Any party that delivers its original counterpart signature to this Amendment by facsimile or other electronic method of transmission hereby covenants to personally deliver its original counterpart signature promptly thereafter to the Administrative Agent.

[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Third Amendment to Amended and Restated Credit Agreement as of the day and year first above written.

BOB EVANS FARMS, LLC, an Ohio limited liability company

By:	/s/ Mark E Hood	.
Mark E. Hood, Chief Financial Officer

GUARANTORS:

BOB EVANS FARMS, INC., a Delaware corporation

By:	/s/ Mark E Hood	.
Mark E. Hood
Chief Administrative Officer and Chief Financial Officer

BEF FOODS, INC., an Ohio corporation

By:	/s/ Mark E Hood	.
Mark E. Hood, Chief Financial Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ George M. Gevas
Name: George M. Gevas
Title: Senior Vice President

BANK OF AMERICA N.A.

By:	/s/
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:	/s/
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/
Name:
Title:

FIFTH THIRD BANK

By:	/s/
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/
Name:
Title:

KEYBANK NATIONAL ASSOCIATION

By:	/s/
Name:
Title:

THE HUNTINGTON NATIONAL BANK

By:	/s/
Name:
Title:

THE OHIO VALLEY BANK COMPANY

By:	/s/
Name:
Title:

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share
PNC Bank, National Association 155 East Broad Street Columbus, OH 43215 Attention: George M. Gevas Telephone: (614) 463-7346 Telecopy: (614) 463-7346 Email: george.gevas@pnc.com	$130,000,000.00	20.000000000%

Bank of America N.A. 10 W Broad Street Suite 2250 Columbus, OH 43215 Attention: Maria Mendes, Vice President Telephone: (614) 225-1660 Telecopy: (614) 225-1631 Email: maria.mendes@baml.com	$99,666,666.67	15.333333333%

JPMorgan Chase Bank, N.A. 100 E. Broad Street, 10th Floor OH1-0170 Columbus, OH 43215 Attention: Cris S. Gossard, Vice President Telephone: (614) 248-5554 Telecopy: (614) 248-5518 Email: cris.s.gossard@chase.com	$99,666,666.67	15.333333333%

Wells Fargo Bank, National Association 101 Federal Street Boston, MA 02110 Attention: Meghan Hinds, Managing Director Telephone: (617) 574-6337 Email: meghan.hinds@wellsfargo.com	$99,666,666.67	15.333333333%

Fifth Third Bank 38 Fountain Square Plaza MD# 109055 Cincinnati, OH 45263 Attention: Michael Schaltz Telephone: (513) 534-5832 Telecopy: (513) 534-5947 Email: michael.schaltz@53.com	$62,400,000.00	9.600000000%

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share
U.S. Bank National Association 950 17th St, 7th Floor DN-CO-T7CS Denver, CO 80202 Attention: Tuyet Nguyen - Food Industries Telephone: (303) 585-4941 Telecopy: (303) 585-4732 Email: tuyet.nguyen@usbank.com	$62,400,000.00	9.600000000%

KeyBank National Association 127 Public Square, OH-01-27-0621 Cleveland, OH 44114 Attention: Marianne Meil, Portfolio Manager Telephone: (216) 689-3549 Telecopy: (216) 689-4981 Email: Marianne.Meil@Key.com	$43,333,333.33	6.666666667%

The Huntington National Bank 41 South High Street Columbus, OH 43215 Attention: Amanda Sigg, Vice President Telephone: (614) 480-4767 Telecopy: (877) 274-8593 Email: Amanda.sigg@huntington.com	$43,333,333.33	6.666666667%

The Ohio Valley Bank Company 420 Third Avenue (PO Box 240) Gallipolis, OH 45631 Attention: Corporate Banking Telephone: (740) 446-2631 Telecopy: (740) 446-9076 Katrinka V. Hart, Executive Vice President Email: kvhart@ovbc.com John A. Anderson, Assistant Vice President Email: jaanderson@ovbc.com	$9,533,333.33	1.466666667%

Total	$650,000,000.00	100.000000000%

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower and Guarantors:

ADMINISTRATIVE AGENT

Name: PNC Bank, National Association

Address: 155 East Broad Street

Columbus, OH 43215

Attention: George M. Gevas

Telephone: (614) 463-7346

Telecopy: (614) 463-7346

Email: george.gevas@pnc.com

With a Copy To:

Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention:	Agency Services
Telephone:	412 762 6442
Telecopy:	412 762 8672

BORROWER:

Name: Bob Evans Farms, LLC, an Ohio limited liability company

Address: 8111 Smith’s Mill Road

New Albany, OH 43054

Attention: T. Alan Ashworth

Telephone: (614) 497-4302

Telecopy: (614) 409-2180

Email: alan.ashworth@BobEvans.com

with a copy to:

Name: Bob Evans Farms, LLC

Address: 8111 Smith’s Mill Road

New Albany, OH 43054

Attention: Kevin C. O’Neil

Telephone: (614) 492-7521

Telecopy: (614) 409-2450

Email: Kevin.Oneil@BobEvans.com

GUARANTORS:

Name: Bob Evans Farms, Inc., a Delaware corporation

Address: 8111 Smith’s Mill Road

New Albany, OH 43054

Attention: T. Alan Ashworth

Telephone: (614) 497-4302

Telecopy: (614) 409-2180

Email: alan.ashworth@BobEvans.com

with a copy to:

Name: Bob Evans Farms, LLC

Address: 8111 Smith’s Mill Road

New Albany, OH 43054

Attention: Kevin C. O’Neil

Telephone: (614) 492-7521

Telecopy: (614) 409-2450

Email: Kevin.Oneil@BobEvans.com

Name: BEF Foods, Inc., an Ohio corporation

Address: 8111 Smith’s Mill Road

New Albany, OH 43054

Attention: T. Alan Ashworth

Telephone: (614) 497-4302

Telecopy: (614) 409-2180

Email: alan.ashworth@BobEvans.com

with a copy to:

Name: BEF Foods, Inc.

c/o Bob Evans Farms, LLC

Address: 8111 Smith’s Mill Road

New Albany, OH 43054

Attention: Kevin C. O’Neil

Telephone: (614) 492-7521

Telecopy: (614) 409-2450

Email: Kevin.Oneil@BobEvans.com